                                                                    Exhibit 4.21




                  THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIRD AMENDMENT to Revolving Credit Agreement ("Third Amendment"), dated as of December 20, 1996, among Philadelphia Suburban Water Company, a Pennsylvania corporation (the "Borrower"), the Banks signatory hereto (the "Banks"), and Mellon Bank, N.A., in its capacity as agent for the Banks hereunder (hereafter the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Agent and the Banks are parties to a Revolving Credit Agreement dated as of March 17, 1994, as amended by a First Amendment to Revolving Credit Agreement dated as of May 22, 1995, and as further amended by a letter agreement dated July 21, 1995 (as amended, modified and/or extended, the "Loan Agreement"), pursuant to which the Banks agreed to make available to the Borrower certain credit facilities in the aggregate amount of $30,000,000 upon the terms and conditions specified in the Loan Agreement;

         WHEREAS, pursuant to an Assignment and Assumption Agreement dated December 20, 1996, between First Union National Bank f/k/a First Fidelity Bank, N.A. ("First Union") and First Union National Bank of North Carolina ("First Union-NC"), First Union has sold and assigned to First Union-NC all of First Union's interest in and to First Union's rights and obligations under the Loan Agreement as of the date hereof; and

         WHEREAS, the parties wish to amend certain terms and conditions of the Loan Agreement, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Loan Agreement as herein stated.

         1. Effect of Prior Agreements.

            This Third Amendment is intended to amend the Loan Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Loan Agreement unless herein provided to the contrary.

         2. Amendments.

            (a) Section 2.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.01 The Revolving Credit Commitment. The maximum aggregate amount the Banks shall be obligated to lend to the Borrower at any given time under this Agreement shall be Fifty Million Dollars ($50,000,000) from December 20, 1996 through and including December 31, 1997, and Thirty Million Dollars ($30,000,000) thereafter until the Revolving Credit Commitment Termination Date, as such amounts may have been reduced under Section 2.03 hereof (the "Revolving Credit Commitment").

                   (b) Schedule 1.01(a) is hereby replaced with Second Replacement Schedule 1.01(a) attached hereto and made a part hereof. Any and all references to Schedule 1.01(a) shall be deemed to refer to Second Replacement
Schedule 1.01(a).

         3. Conditions. To induce the Agent and Banks to enter into this Third Amendment and to extend the Loans contemplated herein, the Borrower shall perform the following conditions to the Agent's and the Banks' satisfaction prior to the Banks' acting in reliance hereon:

            (a) The Borrower shall execute and deliver to the Banks this Third Amendment, the Third Allonges to Revolving Credit Notes (the "Third Allonges") and all other documents as the Banks may require; and

            (b) The Borrower shall deliver all other documents and certificates reasonably requested by the Agent.

         4. Representations and Warranties. Borrower hereby represents and warrants that:

            (a) The representations and warranties contained in the Loan Agreement and in each certificate, document or financial statement furnished by the Borrower delivered therewith or in connection with any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

            (b) No Event of Default, and to the Borrower's knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against the Borrower's obligations under the Loan Agreement or the documents delivered in connection therewith.

            (c) This Third Amendment and the Third Allonges have been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

            (d) The execution, delivery and performance of this Third Amendment and the Third Allonges will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties are bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

            (e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of this Third Amendment and the Third Allonges.

         5. Reaffirmation. The Borrower hereby affirms and reaffirms to the Agent and the Banks all of the terms, covenants, and conditions contained in the Loan Agreement including, without limitation, those contained in Article VI of the Loan Agreement and agrees to abide thereby until all of the obligations to the Banks are satisfied and/or discharged in their entirety.

         6. Miscellaneous.

            (a) All terms, conditions, provisions and covenants in the Loan Agreement, the Notes as amended by the Third Allonges, and all other Loan Documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby and are hereby ratified and confirmed.

            (b) This Third Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

            (c) This Third Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

            (d) This Third Amendment may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument, and in making proof of this Third Amendment it shall be necessary only to produce one counterpart.

            (e) This Third Amendment shall have effect as of its date.

            (f) To the extent an Event of Default exists on the date hereof, any and all undertakings of the Agent and the Banks under or pursuant to this Third Amendment shall not be deemed a waiver by the Agent or the Banks of any such Event of Default or any of the Agent's or the Banks' rights and remedies under the Loan Agreement and/or applicable law; and the Banks hereby reserve any and all such rights and remedies.

                   IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

ATTEST:                                 PHILADELPHIA SUBURBAN WATER COMPANY

By:                                     By: Michael P. Graham
------------------------                    -------------------------------
Name:                                       Name:     Michael P. Graham
Title:                                      Title:    Senior Vice President
                                                      - Finance & Treasurer
                                            Address:  762 Lancaster Avenue
                                                      Bryn Mawr, PA 19010
                                            Tel. No:  (610) 645-1087
                                            Telecopy: (610) 645-1061

                                          MELLON BANK, N.A.

                                        By: Anthony R. Caringi
                                            -----------------------------
                                        Name:     Anthony R. Caringi
                                        Title:    Assistant Vice President
                                        Address:  Plymouth Meeting
                                                  Executive Campus
                                                  610 West Germantown Pike
                                                  Suite 200
                                                  Plymouth Meeting, PA 19462
                                        Tel. No:  (610) 941-4182
                                        Telecopy: (610) 941-4136

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: Kevin D. Wheatley
                                            ---------------------------------
                                        Name:     Kevin D. Wheatley
                                        Title:    Vice President
                                        Address:  630 Dresher Road
                                                  Horsham, PA 19312
                                        Tel. No:  (215) 773-5254
                                        Telecopy: (215) 773-5270

                        FIRST UNION NATIONAL BANK OF NORTH
                        CAROLINA (successor to First Fidelity Bank,
                        National Association)

                        By: Michael J. Kolosowsky
                            ------------------------------
                        Name:      Michael J. Kolosowsky
                        Title:     Vice President
                        Address:   123 South Broad Street
                                   PA1219
                                   Philadelphia, PA 19109
                        Tel. No:  (215) 985-7556
                        Telecopy: (215) 985-3555
                        Notices to:  Carl E. Goelz

                        CORESTATES BANK, N.A. (successor to Meridian Bank)

                        By: Anthony D. Braxton
                            -----------------------------------
                        Name:      Anthony D. Braxton
                        Title:     Vice President
                        Address:   FC 1-8-11-28
                                   1339 Chestnut Street
                                   P.O. Box 7618
                                   Philadelphia, PA 19101-7618
                        Tel. No:  (215) 786-4353
                        Telecopy: (215) 786-7721

STATE OF    :    Pennsylvania

            ss.

COUNTY OF   :     Montgomery

         On the 20th day of December, 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                      Suzanne Falcone
                                                   ----------------------
                                                   Notary Public

(NOTARIAL SEAL)

My Commission expires:

July 26, 1997
------------------------



                                             SECOND REPLACEMENT SCHEDULE 1.01(a)
                                             -----------------------------------

                                                                   Amount of                    Amount of
                                                                Commitment For                Commitment for
                                                               Revolving Credit              Revolving Credit
            Name and Address                                      Loans From                    Loans From
                 of Bank                                    12/20/96 through 12/31/97            01/01/98                Percentages
                                                            -------------------------            --------                -----------

       1.     Mellon Bank, N.A.                                 $31,666,666.67                $19,000,000                  63 1/3%
              Plymouth Meeting
               Executive Campus
              610 West Germantown Pike
              Suite 200
              Plymouth Meeting, PA  19462
              Attn:  Anthony R. Caringi
                     Assistant Vice President
              Tel:   (610) 941-4182
              Fax:   (610) 941-4136

              Mellon Bank, N.A.
              Attn:  Loan Administration,
                      Flossie Bowers
              Mellon Independence Center
              199-5220
              701 Market Street
              Philadelphia, PA 19106
              Tel: (215) 553-3414
              Fax: (215) 553-4789 or
                   (215) 553-1016

       2.    PNC Bank, National
                Association                                     $ 6,666,666.67                 $4,000,000                 13 1/3%
              630 Dresher Road
              Horsham, PA  19044

       3.    First Union National Bank of
             North Carolina (successor to
             First Fidelity Bank,
             National Association)                             $ 6,666,666.66                 $4,000,000                 13 1/3%
             123 South Broad Street
             PA1219
             Philadelphia, PA 19109

       4.    CoreStates Bank, N.A.
             (successor to Meridian Bank)                      $ 5,000,000.00                 $3,000,000                 10%
             FC 1-8-10-73
             1339 Chestnut Street
             P.O. Box 7815
             Philadelphia, PA 19101-7618                      ----------------                -----------               -----
                                                               -

      TOTAL REVOLVING
      CREDIT COMMITMENTS:                                       $50,000,000                    $30,000,000               100%
                                                                ===========                    ===========               ===

                     THIRD ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                                   Philadelphia Suburban Water Company

PAYEE:                                      Mellon Bank, N.A.

DATE:                                       March 17, 1994

PRINCIPAL AMOUNT:                           $19,000,000

DUE DATE:                                   March 1, 1998

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $12,666,666.67 from $19,000,000 to $31,666,666.67 from December 20, 1996 to
December 31, 1997. On January 1, 1998 the maximum principal amount shall automatically reduce to $19,000,000.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Third Allonge to be executed by its duly authorized officer as of the 20th day of December, 1996.

Attest:                          PHILADELPHIA SUBURBAN WATER COMPANY

By:                                By:    Michael P. Graham
    -------------------------             -----------------------
                                   Name:  Michael P. Graham
                                   Title:    Senior Vice President -
                                             Finance and Treasurer

STATE OF PENNSYLVANIA      :
                          ss.
COUNTY OF MONTGOMERY       :

         On the 20th day of December, 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                      Suzanne Falcone
                                                   ----------------------
                                                   Notary Public

(NOTARIAL SEAL)

My Commission expires:

July 26, 1997
------------------------

                     THIRD ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                           Philadelphia Suburban Water Company

PAYEE: First Union National Bank of North Carolina (successor to First Fidelity Bank, National Association)

DATE:                               March 17, 1994

PRINCIPAL AMOUNT:                   $4,000,000

DUE DATE:                           March 1, 1998

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $2,666,666.67 from $4,000,000 to $6,666,666.67 from December 20, 1996 to
December 31, 1997. On January 1, 1998 the maximum principal amount shall automatically reduce to $4,000,000.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Third Allonge to be executed by its duly authorized officer as of the 20th day of December, 1996.

Attest:                          PHILADELPHIA SUBURBAN WATER COMPANY

By:                                By:    Michael P. Graham
    -------------------------             -----------------------
                                   Name:  Michael P. Graham
                                   Title:    Senior Vice President -
                                             Finance and Treasurer

STATE OF PENNSYLVANIA      :
                          ss.
COUNTY OF MONTGOMERY       :


         On the 20th day of December, 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                      Suzanne Falcone
                                                   ----------------------
                                                   Notary Public

(NOTARIAL SEAL)

My Commission expires:

July 26, 1997
------------------------

                     THIRD ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                    Philadelphia Suburban Water Company

PAYEE:                       CoreStates Bank, N.A.  (successor to Meridian Bank)

DATE:                        March 17, 1994

PRINCIPAL AMOUNT:            $3,000,000

DUE DATE:                    March 1, 1998

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $2,000,000 from $3,000,000 to $5,000,000 from December 20, 1996 to December 31,
1997. On January 1, 1998 the maximum principal amount shall automatically reduce to $3,000,000.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Third Allonge to be executed by its duly authorized officer as of the 20th day of December, 1996.

Attest:                          PHILADELPHIA SUBURBAN WATER COMPANY

By:                                By:    Michael P. Graham
    -------------------------             -----------------------
                                   Name:  Michael P. Graham
                                   Title:    Senior Vice President -
                                             Finance and Treasurer

STATE OF PENNSYLVANIA      :
                          ss.
COUNTY OF MONTGOMERY       :

         On the 20th day of December, 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                      Suzanne Falcone
                                                   ----------------------
                                                   Notary Public

(NOTARIAL SEAL)

My Commission expires:

July 26, 1997
------------------------

                     THIRD ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT

BORROWER:                           Philadelphia Suburban Water Company

PAYEE:                              PNC Bank, National Association

DATE:                               March 17, 1994

PRINCIPAL AMOUNT:                   $4,000,000

DUE DATE:                           March 1, 1998

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by temporarily increasing the maximum principal amount permitted to be borrowed thereunder by $2,666,666.66 from $4,000,000 to $6,666,666.66 from December 20, 1996 to
December 31, 1997. On January 1, 1998 the maximum principal amount shall automatically reduce to $4,000,000.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Third Allonge to be executed by its duly authorized officer as of the 20th day of December, 1996.

Attest:                          PHILADELPHIA SUBURBAN WATER COMPANY

By:                                By:    Michael P. Graham
    -------------------------             -----------------------
                                   Name:  Michael P. Graham
                                   Title:    Senior Vice President -
                                             Finance and Treasurer

STATE OF PENNSYLVANIA      :
                          ss.
COUNTY OF MONTGOMERY       :


         On the 20th day of December, 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                      Suzanne Falcone
                                                   ----------------------
                                                   Notary Public

(NOTARIAL SEAL)

My Commission expires:

July 26, 1997
------------------------

                       PHILADELPHIA SUBURBAN WATER COMPANY

                              OFFICER'S CERTIFICATE

         The undersigned officer of Philadelphia Suburban Water Company (the "Borrower"), hereby certifies that:

         1. The Articles and Certificate of Incorporation of the Borrower, as amended, and the By-laws of the Borrower delivered to Mellon Bank, N.A. on March 17, 1994 have not been amended, modified or rescinded and remain in full force and effect;

         2. The Borrower is and remains in Good Standing in the Commonwealth of Pennsylvania and all other jurisdictions where it is required to remain in Good Standing.

         3. The Resolutions adopted by the Board of Directors of the Borrower at a regular meeting held on February 1, 1994 have not been amended, modified or revoked, are in full force and effect, and authorize the appropriate officers of the Borrower to execute the Third Amendment to the Revolving Credit Agreement dated the date hereof and applicable Allonges.

         IN WITNESS WHEREOF, the undersigned hereby executed this Certificate this 20th day of December, 1996.

                                          Michael P. Graham
                                          -----------------------
                                   Name:  Michael P. Graham
                                   Title:    Senior Vice President -
                                             Finance and Treasurer